                         VARIABLE ANNUITY DEATH BENEFIT

                             REINSURANCE AGREEMENT

                            Effective June 30, 1998

                                    Between

                      THE TRAVELERS LIFE & ANNUITY COMPANY
                                      and
                        THE TRAVELERS INSURANCE COMPANY
                            (Hartford, Connecticut)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                            (Hartford, Connecticut)

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

              VARIABLE ANNUITY DEATH BENEFIT REINSURANCE AGREEMENT

                                    between

                      THE TRAVELERS LIFE & ANNUITY COMPANY
                                      and
                       THE TRAVELERS INSURANCE COMPANY.

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     INDEX

                                            ARTICLE       PAGE
                                            -------       ----
Access to Records                              XII           7
Arbitration                                   XVII           9
Automatic Excess Reinsurance                   III           2
Claims                                         VII           4
Currency                                       XIV           7
DAC Tax Regulation Election                  XVIII          10
Delays, Errors, or Omissions                  XIII           7
Effective Date, Term and Termination           XIX          10
Extra Contractual Obligations                   IX           6
Hold Harmless                                   XV           8
Insolvency                                     XVI           8
Liability of Connecticut General                IV           3
Litigation                                       X           6
Notices                                        XXI          13
Offset                                          XI           7
Parties to the Agreement                         I           1
Premium Accounting                              VI           3
Regulatory Compliance                           XX          12
Reinsurance Coverage and Amounts at Risk        II           1
Reinsurance Premiums                             V           3
Reserves                                      VIII           5

                                   SCHEDULES

     A    Limits of Reinsurance in Connecticut General
     B    Contracts and Funds Subject to this Reinsurance Agreement
     C    Limits and Rules of Travelers and Death Benefit Value
     D    Reinsurance Premium
     E    Quarterly Reporting Format

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

              VARIABLE ANNUITY DEATH BENEFIT REINSURANCE AGREEMENT
                         (hereinafter called Agreement)

                                    between

                      THE TRAVELERS LIFE & ANNUITY COMPANY
                                      and

                        THE TRAVELERS INSURANCE COMPANY
                         (hereinafter called Travelers)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
         (hereinafter called Connecticut General or CIGNA Reinsurance)

It is agreed by the two companies as follows:

                      ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of Travelers and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by Travelers.


             ARTICLE II - REINSURANCE COVERAGE AND AMOUNTS AT RISK

This Agreement provides permanent coverage for all new annuity contracts issued under the Travelers' PrimElite product on forms and funds as identified in Schedule B written by Travelers from June 30, 1998 through March 31, 2001, unless terminated pursuant to Article XIX.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

The reinsurance death benefit payable by Connecticut General upon the death of either the annuitant or contract owner is the excess of the death benefit value over the contract surrender value as defined in the variable annuity contracts listed in Schedule B, less such other charges or fees as may be applicable. Refer to Schedule C for a detailed description of the death benefit value.

The Contract Value represents the contract owner's invested assets in the funds in Schedule B as it appears in the records of Travelers before application of any contingent deferred sales charge on any given date. Refer to the variable annuity contracts listed in Schedule B for the description and rates of contingent deferred sales charge.

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A. On and after the effective date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Travelers shall cede and Connecticut General shall accept Travelers' death benefit liability under the variable annuity contracts, as described in Article II.

B. This Agreement covers only Travelers' liability for claims paid under variable annuity contracts written on forms and invested in funds that were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If Travelers intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision. Connecticut General shall have no liability pursuant to new or revised forms or funds unless and until Connecticut General provides written notice to Travelers that such new or revised forms or funds are acceptable.

C. Travelers shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules which increase its exposure hereunder unless and until Connecticut General provides written notice to Travelers that such revised limits and rules are acceptable.

--------------------------------------------------------------------------------
The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                 ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall be coincident with that of Travelers in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the variable annuity contracts.

In no event shall Connecticut General have any reinsurance liability unless the variable annuity contract issued by Travelers is in force and the underwriting and issuance of coverage by Travelers constituted the doing of business in a jurisdiction in which Travelers was properly licensed and authorized to do business at the time the contract was issued.

                        ARTICLE V - REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a quarterly basis. Such premiums shall be determined by the application of the basis points set forth in Schedule D for each annuity insured by Travelers as calculated based on the criteria defined in Schedule D.

                        ARTICLE VI - PREMIUM ACCOUNTING

A. Reinsurance premiums shall be paid in advance on a Quarterly basis. On or before the Due Date (as defined in Paragraph B), Travelers shall forward to Connecticut General its statement of account as set forth in Schedule E along with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior quarter. If the statement shows a balance due Travelers, Connecticut General shall remit that amount to Travelers on or before the Remittance Date (the date occurring thirty days after the Due Date). All outstanding balances due and unpaid beyond the Remittance Date shall be subject to an interest charge on the unpaid balance from the Due Date as specified in this Article to the date of payment at the rate charged by Connecticut General for delinquent premiums as further described in paragraph C of this Article.

B. For the purposes of this Agreement the Due Date for Connecticut General's receipt of the statement of account and premium due is the thirtieth day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Connecticut General for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Connecticut General as of the Due Date following the close of the reporting period in which they fall due, Connecticut General will notify Travelers that such premiums are due and unpaid, and Travelers will remit the premium on or before the Remittance Date. In the event that the

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company
     premiums are not paid by the Remittance Date, Connecticut General shall have the right to give Travelers notice of termination of such reinsurance immediately.

C. Whether or not Connecticut General exercises its right to terminate the reinsurance as specified in the preceding paragraph, all such outstanding premiums shall be subject to an interest charge on the unpaid balance from the Due Date to the date of payment, at a rate coincident with the current rate of interest charged by Connecticut General for delinquent premiums in connection with its individual life insurance policies.

D. If reinsurance is terminated as provided in paragraph B, Connecticut General shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Connecticut General shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

E. Not withstanding termination of reinsurance as provided herein, Travelers shall continue to be liable to Connecticut General for all unpaid reinsurance premiums earned by Connecticut General under this Agreement. Such premiums are subject to an interest charge as specified in paragraph C above.

                              ARTICLE VII - CLAIMS

Travelers is solely responsible for payment of its claims under the underlying variable annuity contracts identified on Schedule B.

Travelers shall provide written notice to Connecticut General within 15 days of its decision to contest or deny a claim. Travelers shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided Travelers informs Connecticut General of such oversight or omission promptly upon its discovery.

Travelers shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General. Reinsurance premiums submitted by Travelers shall be net of claims incurred. If a balance is due Travelers, Connecticut General shall remit payment on or before the Remittance Date following receipt of the quarterly reinsurance statement, as set forth in Schedule E and in accordance with paragraph A of Article VI.

Any payment of reinsurance by Connecticut General shall be subject to the following paragraphs:

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

Travelers shall notify Connecticut General of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise Travelers whether it agrees that the claim should be contested or denied. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to Travelers the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following, as expenses accrue, in accordance with its share of liability as set forth in this Agreement:

- Expenses incurred by Travelers in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees and officers of Travelers and ordinary expenses of Travelers, and costs of third party administrators acting on behalf of Travelers; and

-    Interest which is paid by Travelers in respect of the Claim.

If the denial of a Claim results in an award verdict or judgment against Travelers, where Connecticut General has agreed with the claim denial and Travelers intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

                            ARTICLE VIII - RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but will, in no event, be less than the recognized statutory required reserve. If, at any time, Travelers requests that Connecticut General hold a reserve that includes a provision for a one-third (1/3) drop in Contract Value, Connecticut General will hold such reserve, in exchange for an increase in the flat rate of two (2) basis points, resulting in an increased annual rate of 10.6 basis points. The increased rate will be charged only for the length of time that such reserve is held at Travelers' request.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against Travelers as a result of an act, omission or course of conduct by Travelers in connection with policies subject to this Agreement, unless Connecticut General shall have received notice of and concurred in writing with the actions taken or not taken by Travelers which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B.   The following definitions Shall apply:

     (1) Punitive damages and Exemplary damages are those damages awarded as a penalty.

     (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

     (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

                             ARTICLE X - LITIGATION

A. In the event of any action brought against Travelers under any variable annuity contract that is subject to the terms and conditions of this Agreement, Travelers shall provide a copy of such action and written notice of such action within five (5) business days to Connecticut General.

B. Except as provided in Article VII, Travelers and Connecticut General agree that all litigation costs, excluding the salaries of employees of Travelers and Connecticut General, shall be borne by Travelers. If Connecticut General appoints its own counsel, Connecticut General shall be responsible for such counsel's fees; however, if Travelers and Connecticut General agree to jointly defend any litigation, litigation costs will be borne in proportion to the net liability borne by each party.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                              ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of Travelers subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state or jurisdiction having authority over the insolvency.

                        ARTICLE XII - ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have reasonable access to all records of Travelers (including the right to photocopy documents) which pertain directly to this reinsurance. The right of access shall survive the termination of this Agreement.

                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of Travelers shall relieve Connecticut General of liability provided such delay, errors or omissions are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                           ARTICLE XV - HOLD HARMLESS

A. Connecticut General shall indemnify and hold Travelers harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and reasonable attorney's fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B. Travelers shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and reasonable attorney's fees, which results from any negligence or willful misconduct of Travelers in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

                            ARTICLE XVI - INSOLVENCY

In the event of insolvency of Travelers, the reinsurance under this Agreement shall be payable directly by Connecticut General to Travelers or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to Travelers without diminution because of the insolvency of Travelers or because the liquidator, receiver, conservator or statutory successor of Travelers has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Travelers shall give prompt written notice to Connecticut General of the pendency of a claim against Travelers within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Travelers or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against Travelers as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to Travelers solely as a result of the defense undertaken by Connecticut General.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Travelers.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                           ARTICLE XVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators. The two arbitrators and the umpire shall constitute the arbitration panel.

B. The arbitrators and the umpire all shall be active or retired, executive officers of insurance or reinsurance companies and the umpire shall be disinterested.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees and interest. The arbitration panel may not award damages defined in
     Article IX B. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Hartford, Connecticut unless some other place is mutually agreed upon by both parties.

F. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expenses of the umpire and of the arbitration.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                  ARTICLE XVIII - DAC TAX REGULATION ELECTION

Connecticut General and Travelers hereby agree to make a joint election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and Travelers agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and Travelers agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, Travelers shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise Travelers if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests Travelers' calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                  ARTICLE XIX - EFFECTIVE DATE AND TERMINATION

A.   The effective date of this Agreement is June 30, 1998.

B. Once each calendar year, Travelers shall have the option to recapture existing contracts beginning with the twentieth 20(th) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C. Connecticut General shall have the option of terminating this Agreement for new business

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company
     upon delivery of thirty (30) calendar days written notice to Travelers, upon the happening of any of the following events:

     (1)  Travelers' A. M. Best rating is reduced to a "C" or lower.

     (2) Travelers' domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

     (3) An order appointing a receiver, conservator or trustee for management of Travelers is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Travelers;

     (4) The Securities and Exchange Commission takes any regulatory action with respect to Travelers that potentially has a significant adverse effect on its conduct of business.

D. Travelers shall have the option of terminating this Agreement for new and existing business upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

     (1)  Connecticut General's A. M. Best rating is reduced to a "C" or lower;

     (2) Connecticut General's domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

     (3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

     (4) The statutory capital and surplus of Connecticut General falls below the NAIC Authorized Control Level Risk Based Capital.

     (5) Travelers loses reserve credit in a jurisdiction in which it was licensed on the effective date of this Agreement and Travelers and Connecticut General have not been able to correct the loss of reserve credit within ninety (90) days after receiving notice of the loss.

E. If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to Travelers for claims incurred following the termination date of this Agreement under such underlying variable annuity contracts issued by Travelers; and,

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

F. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business.

G. Both parties shall continue to be entitled to all offset credits provided by Article XI as long as coverage is provided under the terms of this Agreement.

H. Neither party shall have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

I. Connecticut General shall have the option of terminating this agreement for new and existing business in accordance with Article VI upon delivery of thirty (30) calendar days written notice to Travelers, within thirty
     (30) days of failure by Travelers to pay premium in accordance with Article
     VI. If, during the thirty (30) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Connecticut General if, at any time within sixty (60) days of termination, Travelers pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.

J. Travelers represents and warrants that its processing and reporting of business transactions under this Agreement shall be in an accurate and timely manner and shall, to the extent that liabilities remain under this Agreement into the year 2000 and beyond, maintain application functionality and information system services for such time. In the event that Travelers materially breaches this warranty and representation, Connecticut General shall have the right to terminate this Agreement for new and existing business upon 30 days written notice. In the event of such termination, Connecticut General shall have no further liability under this Agreement.

                       ARTICLE XX - REGULATORY COMPLIANCE

Connecticut General agrees to maintain its state insurance licenses, provide any required security, and/or comply with other regulations to the extent necessary for Travelers to receive statutory reserve credit in all jurisdictions in which Travelers is licensed as of the effective date of this Agreement for the reinsurance ceded hereunder.

Travelers warrants that it has secured all necessary licenses and approvals for the contracts reinsured hereunder, and that it is operating in compliance with federal investment laws and state investment and insurance laws and regulations.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                             ARTICLE XXI - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

   Deborah E. Prince, FSA, MAAA                    Phone No. 860-277-7656
   Actuary                                         Fax No. 860-954-4164
   The Travelers Life & Annuity Company
   The Travelers Insurance Company
   One Tower Square
   Hartford CT 06183-2309

   David L. Swanson, FSA, MAAA
   Assistant Vice President                        Phone No. 860.726.4799
   CIGNA Reinsurance                               Fax No. 860.726.3153
   900 Cottage Grove Road
   Hartford, CT 06152-4026

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

The text of this Agreement and all exhibits, schedules and amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                    THE TRAVELERS LIFE & ANNUITY COMPANY
                                        THE TRAVELERS INSURANCE COMPANY

                                    By:   -s- [ILLEGIBLE]
                                          --------------------------------
                                    Date: 12/30, 1998

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By:   -s- [ILLEGIBLE]
                                          --------------------------------
                                    Date: December 31, 1998

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                                                   [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                                   SCHEDULE A

                  Limits of Reinsurance in Connecticut General

Connecticut General requires prior notification of any initial annuity purchase amount in excess of $5,000,000 per contract. Upon receipt of such notification, Connecticut General then has the obligation to notify Travelers within five days of its decision to accept or not accept the reinsurance risk in excess of $5,000,000 for such annuity purchase. Should Connecticut General not respond within five days, it shall be deemed that Connecticut General does not agree to accept the risk in excess of $5,000,000.

For contracts with initial purchase amounts in excess of the maximum of $5,000,000, Connecticut General's percentage share of any future liability will be equal to the ratio of the amount of the initial purchase payment Connecticut General has agreed to accept over the total initial purchase amount. Absent prior written consent of Connecticut General, this ratio shall not change regardless of subsequent purchase amounts or withdrawals.

For all contracts with total purchase amounts exceeding $5,000,000 Connecticut General requires notification of all subsequent purchase amounts of $1,000,000 or more. Upon receipt of such notification, Connecticut General then has the obligation to notify Travelers within five days of the percentage share of any future liability it will accept on that contract, not to be less than the total of all purchase amounts previously accepted prior to the purchase amount in question to the total of all purchase amounts. Should Connecticut General not respond within five days, it shall be deemed that Connecticut General's percentage share of any future liability shall be equal to the total purchase amounts previously accepted prior to the purchase amount in question to the total of all purchase amounts.

In accordance with Article IV of this Agreement, Connecticut General's limits of reinsurance liability extend to the jurisdictions in which Travelers is properly licensed and authorized to do business at the time that reinsured contracts were issued.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product                        SCHEDULE A                 [CIGNA LOGO]
Effective June 30, 1998
Treaty #103070 & 103071

                                      Connecticut General Life Insurance Company

                                   SCHEDULE B
                Contracts Subject to This Reinsurance Agreement

Form Number                Policy Description
-----------                -------------------------------------
TL-14541(*)                Individual Deferred Variable Annuity
                           Contract (Tax Qualified)
TL- 14531(*)               Individual Deferred Variable Annuity
                           Contract (Non-Tax Qualified)
L-14541(*)                 Individual Deferred Variable Annuity
                           Contract (Tax Qualified)
L-14531(*)                 Individual Deferred Variable Annuity
                           Contract (Non-Tax Qualified)
TL-22168(*)                Death Benefit Endorsement
                           (Tax and Non-Tax Qualified)
L-22168(*)                 Death Benefit Endorsement
                           (Tax and Non-Tax Qualified)

* The above contracts and all jurisdiction variations are subject to this Agreement. These forms are used for products other than PrimElite. Only PrimElite product is covered by this Agreement.

                  Funds Subject to This Reinsurance Agreement

Add         Fund Name                                          Eliminate
---         -----------------------------------------          ---------
            Smith Barney High Income
            Smith Barney International Equity
            Smith Barney Money Market
            MFS Total Return
            Smith Barney Concert Select High Growth
            Smith Barney Concert Select Growth
            Smith Barney Concert Select Balanced
            Smith Barney Concert Select Conservative
            Smith Barney Concert Select Income
            Smith Barney Appreciation
            Smith Barney Large Cap Value
            MFS Research
            MFS Mid Cap Growth

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product
Effective June 30, 1998
Treaty #103070 & 103071             SCHEDULE B                      [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE C

                         Limits and Rules of Travelers

Travelers will determine the death benefit value for each deceased within seven
(7) working days of receipt of due proof of death and written instructions for payment of proceeds.

The maximum purchase payment without Travelers' approval is $1,000,000 per contract.

The minimum initial purchase payment is $5,000 for qualified and non-qualified plans.

                              Death Benefit Value

The death benefit value will be equal to the Death Proceeds Prior to Maturity date as defined in the Contracts in Schedule B and the Schedule C-1, Death Benefit Endorsement, less such other charges or fees as may be applicable.

                        Contingent Deferred Sales Charge

Contingent Deferred Sales Charge (CDSC) will be assessed if a full or partial surrender of the contract value is made during the first eight years following a Purchase Payment. The length of time from receipt of the Purchase Payment to the time of surrender determines the amount of the charge. The CDSC is equal to a percentage of the portion of the amount withdrawn which is available for charge and is calculated as follows:

   Length of Time from      Contingent Deferred Sales
 Purchase Payment (Number             Charge
        Of Years)
           1                            8%
           2                            7%
           3                            6%
           4                            5%
           5                            4%
           6                            3%
           7                            2%
           8                            1%
    9 and thereafter                    0%

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product
Effective June 30, 1998
Treaty #103070 & 103071             SCHEDULE B                      [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                  SCHEDULE C-1
                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:

                   DEATH PROCEEDS PRIOR TO THE MATURITY DATE

Where Annuitant Was Younger Than Age 67 On the Contract Date and Dies before Age 85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below, less any applicable premium tax and outstanding loans:

     (a)  the Contract Value on the Death Report Date;

     (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

     (c) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date which are associated with Contract Date anniversaries beginning with the eighth Contract Date anniversary, and ending with the last Contract Date anniversary occurring on or before the Annuitant's 76(th) birthday.

We must be notified no later than six months from the date of death in order for Us to make Payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.


WHERE ANNUITANT WAS AGE 67 THROUGH 75 ON THE CONTRACT DATE AND DIES BEFORE AGE
85:

The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below less any applicable premium and outstanding loans:

     (a)  the Contract Value on the Death Report Date;

     (b) the total Purchase Payments made under the contract less the total amount of any partial surrenders; or

     (c) the Step-Up Death Benefit Value (as described below) in effect on the Death Report Date associated with the eighth Contract Date Anniversary.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

                                  SCHEDULE C-1

WHERE ANNUITANT WAS AGE 76 OR OLDER ON THE CONTRACT DATE:

The death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

WHERE ANNUITANT DIES ON OR AFTER AGE 85:

The death benefit payable as of the Death Report Date will be the Contract
Value on the Death Report Date, less any applicable premium taxes or outstanding loans.

                          STEP-UP DEATH BENEFIT VALUE

A separate Step-Up Death Benefit Value will be established on the eighth Contract Date anniversary, and on each Contract Date anniversary thereafter which occurs on or prior to the Death Report Date and will initially equal the Contract Value on that anniversary. After a Step-Up Death Benefit Value has. been established, it will be recalculated each time a Purchase Payment is made or a partial surrender is taken until the Death Report Date. Step-Up Death Benefit Values will be recalculated by increasing them by the amount of each applicable Purchase Payment and by reducing them by a Partial Surrender Reduction (as described below) for each applicable partial surrender. Recalculations of Step-Up Death Benefit Values related to any Purchase Payments or any partial surrenders will be made in the order that such Purchase Payments or partial surrenders occur.

                          PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction referenced above is equal to:

     (a) the amount of a Step-Up Death Benefit Value immediately prior to the reduction for the partial surrender, multiplied by

     (b) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.

                                          THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                      -s- [ILLEGIBLE]

                                                        President

TL-22168                                                           TLAC ED 07/97

                                   SCHEDULE D

                              Reinsurance Premiums

1. The Adjusted Aggregate Contract Value is the sum of the Contract Values in all of Travelers' variable annuities subject to this Agreement, minus Contract Values attributable to amounts in excess of the purchase amounts accepted by Connecticut General as described in Schedule A.


2. For all ages, the quarterly reinsurance premium due will be the equivalent to 2.15 (.000215) basis points (bps), or an annual flat rate of 8.6 (.00086) basis points times the Adjusted Aggregate Contract Value. If at any time, Travelers requests that Connecticut General hold a reserve that includes a provision for a one-third (1/3) drop in Contract Value, Connecticut General will hold such reserve, in exchange for an increase in the flat rate of two (2) basis points, resulting in an increased annual rate of 10.6 basis points. The increased rate will be charged only for the length of time that such reserve is held at Travelers' request.


The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product
Effective June 30, 1998
Treaty #103070 & 103071                       SCHEDULE D           [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE E

                           Quarterly Reporting Format

1. Following the end of each calendar quarter, the Quarterly Input Page (Schedule E-1) and Quarterly Transaction Summary (Schedule E-2), attached hereto, or an exhibit of similar form, must be prepared for Qualified plans and Non-Qualified plans separately.

2. The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value, death benefit values and claims. Seriatim data must be submitted in a data file similar to Schedule E-3 on or before the tenth business day following the quarter.

3. At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by NAIC Actuarial Guideline XXXIV must be submitted for reserve purposes.


The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product
Effective June 30, 1998
Treaty #103070 & 103071                            SCHEDULE E       [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                         VARIABLE ANNUITY DEATH BENEFIT

QUARTERLY INPUT PAGE

Calendar Year       ---------------
  Reporting Quarter ---------------

                        Male       Female          Male            Female       Male     Female     Male         Female
Age Band              Exposure*   Exposure*    Annuity Value    Annuity Value  Claims    Claims      DBV          DBV
0       34            --------    --------     --------         --------       --------  --------  --------     --------
35      39            --------    --------     --------         --------       --------  --------  --------     --------
40      44            --------    --------     --------         --------       --------  --------  --------     --------
45      49            --------    --------     --------         --------       --------  --------  --------     --------
50      54            --------    --------     --------         --------       --------  --------  --------     --------
55      59            --------    --------     --------         --------       --------  --------  --------     --------
60      64            --------    --------     --------         --------       --------  --------  --------     --------
65      69            --------    --------     --------         --------       --------  --------  --------     --------
70      74            --------    --------     --------         --------       --------  --------  --------     --------
75      79            --------    --------     --------         --------       --------  --------  --------     --------
80      84            --------    --------     --------         --------       --------  --------  --------     --------
85      89            --------    --------     --------         --------       --------  --------  --------     --------
Total 0-80            --------    --------     --------         --------       --------  --------  --------     --------
       80+            --------    --------     --------         --------       --------  --------  --------     --------

Total Male/Female

       0-80           --------                 --------                        --------                         --------
       80+            --------                 --------                        --------                         --------
                      --------                 --------                        --------                         --------
       All Ages       --------                 --------                        --------                         --------

* Exposure is defined as Death Benefit Value less Annuity Cash Surrender Value, Calculated on a seriatin basis and aggregated.

THE TRAVELERS LIFE AND ANNUITY COMPANY                         CIGNA REINSURANCE
VARIABLE ANNUITY DEATH BENEFIT REINSURANCE                          JUNE 30,1998
PRIMEELITE PRODUCT
TREATY NO. 103071
                                                        SCHEDULE E-1

                         VARIABLE ANNUITY DEATH BENEFIT

                              QUARTERLY INPUT PAGE

Calendar Year      ---------------
Reporting Quarter  ---------------

                        Male       Female          Male            Female       Male     Female     Male         Female
Age Band              Exposure*   Exposure*    Annuity Value    Annuity Value  Claims    Claims      DBV          DBV
0   -   34            --------    --------     --------         --------       --------  --------  --------     --------
35  -   39            --------    --------     --------         --------       --------  --------  --------     --------
40  -   44            --------    --------     --------         --------       --------  --------  --------     --------
45  -   49            --------    --------     --------         --------       --------  --------  --------     --------
50  -   54            --------    --------     --------         --------       --------  --------  --------     --------
55  -   59            --------    --------     --------         --------       --------  --------  --------     --------
60  -   64            --------    --------     --------         --------       --------  --------  --------     --------
65  -   69            --------    --------     --------         --------       --------  --------  --------     --------
70  -   74            --------    --------     --------         --------       --------  --------  --------     --------
75  -   79            --------    --------     --------         --------       --------  --------  --------     --------
80  -   84            --------    --------     --------         --------       --------  --------  --------     --------
85  -   89            --------    --------     --------         --------       --------  --------  --------     --------
                      --------    --------     --------         --------       --------  --------  --------     --------
Total 0-80            --------    --------     --------         --------       --------  --------  --------     --------
       80+            --------    --------     --------         --------       --------  --------  --------     --------

Total Male/Female

       0-80           --------                 --------                        --------                         --------
       80+            --------                 --------                        --------                         --------
                      --------                 --------                        --------                         --------
       All Ages       --------                 --------                        --------                         --------

Please use end of the period values.

* Exposure is defined as Death Benefit Value less Annuity Cash Surrender Value, Calculated on a seriatum basis and aggregated.

THE TRAVELERS INSURANCE COMPANY                                CIGNA REINSURANCE
VARIABLE ANNUITY DEATH BENEFIT REINSURANCE                          JUNE 30,1998
PRIME ELITE PRODUCT
TREATY NO. 103070
                                  SCHEDULE E-1

                         VARIABLE ANNUITY DEATH BENEFIT

Quarterly Transcation Summary

     Calendar Year      ----------
     Reporting Quarter  ----------

QUARTERLY REINSURANCE PREMIUM CALCULATION

     1 Adjusted Aggregate Contract Value (BOQ)                ----------
     2 Adjusted Aggregate Contract Value (EOQ)                ----------
     3 Average Annuity Value [(1+2)/2]                        ----------

     4 Quarterly Fund Based Premium Rate                      0.00021500
     5 Quarterly Earned Premium [3(*)4]                       ----------
     6 Advanced Premium Current Quarter [2(*)4]               ----------
     7 Advanced Premium Prior Quarter                         ----------
     8 Net Premium Due [5+6-7]                                ----------

ACTUAL CLAIMS

     9 Quarterly Reinsurance Amount*                          ----------

NET TRANSACTION

     10 Premium Due Reinsurer [Sum 8]                         ----------
     11 Quarterly Reinsurance Claims [Sum 9]                  ----------
     12 Prior Adjustment (attach explanation)                 ----------
     13 Amount Due to (from) Reinsurer [10-11 +12]            ----------

* Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a Calendar Quarter.

THE TRAVELERS LIFE AND ANNUITY COMPANY                         CIGNA REINSURANCE
VARIABLE ANNUITY DEATH BENEFIT REINSURANCE                         JUNE 30, 1998
REIME ELITE PRODUCT
TREATY NO. 103071
                                  SCHEDULE E-2

                         VARIABLE ANNUITY DEATH BENEFIT
                         Quarterly Transcation Summary

Calendar Year      ----------
Reporting Quarter  ----------

QUARTERLY REINSURANCE PREMIUM CALCULATION

     1 Adjusted Aggregate Contract Value (BOQ)                ----------
     2 Adjusted Aggregate Contract Value (EOQ)                ----------
     3 Average Annuity value [(1+2)/2]                        ----------

     4 Quarterly Fund Based Premium Rate                      0.00021500
     5 Quarterly Earned Premium [3*4]                         ----------
     6 Advanced Premium Current Quarter [2*4]                 ----------
     7 Advanced Premium Prior Quarter                         ----------
     8 Net Premium Due [5+6-7]                                ----------

ACTUAL CLAIMS

     9 Quarterly Reinsurance Amount*                          ----------

NET TRANSACTION

     10 Premium Due Reinsurer [Sum 8]                         ----------
     11 Quarterly Reinsurance Claims [Sum 9]                  ----------
     12 Prior Adjustment (attach explanation)                 ----------
     13 Amount Due to (from) Reinsurer [10-11 +12]            ----------

* Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a Calendar Quarter.

THE TRAVELERS Insurance COMPANY                                CIGNA REINSURANCE
VARIABLE ANNUITY DEATH BENEFIT REINSURANCE                         JUNE 30, 1998
PRIEM ELITE PRODUCT
TREATY NO. 103070
                                  SCHEDULE E-2

                                 SCHEDULE E-3

                              SERIATIM INFORMATION

SERIATIM INFORMATION (ALL LIVES)

Date of Information
Policy Number
Product Code
Issue Date
Annuitant
     Last Name
     First Name
     Sex
     Date of Birth
     Social Security Number
Owner
     Last Name
     First Name
     Sex
     Date of Birth
     Social Security Number
Tax Status (Q/NQ)
Account Value
Surrender Value
Minimum  Guaranteed  Death  Benefit
Loan  Value
Funding Vehicle Values
     Fund #1

     Fund #N
Termination Information (Maintain for Quarter Following Applicable Event)
     Termination Date
     Termination Reason (Lapse = L/Death = D/Annuitization = A)

The Travelers Insurance Company and
The Travelers Life & Annuity Company
Variable Annuity Death Benefit Reinsurance
PrimElite Product
Effective June 30,1998
Treaty #103070 & 103071               SCHEDULE E

                                                                   [CIGNA LOGO]

                                AMENDMENT NO. 1

          To the Variable Annuity Death Benefit Reinsurance Agreement
                             Effective June 30, 1998

                                    Between

                    THE TRAVELERS LIFE & ANNUITY COMPANY
                                      And
                        THE TRAVELERS INSURANCE COMPANY

                                      And

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                           Through CIGNA Reinsurance

It is agreed among the companies to amend the Agreement as follows:

1. Schedule C-1 entitled "Death Benefit Endorsement" shall be deleted and replaced with Schedule C-2 which shall be applicable to all in force and new contracts. All references to Schedule C-1 in the Agreement shall be deleted and replaced with Schedule C-2.

2. Schedule D entitled "Reinsurance Premiums" shall be deleted and replaced with a new Schedule D entitled "Reinsurance Premiums Effective January 1, 2000" which shall be applicable to all in force and new contracts.

3. All references to forms TL22168 and L22168 shall be deleted and replaced with form numbers TL22253 and L22253, respectively.

4. All other terms and conditions of the Agreement shall remain in full force and effect.

In witness whereof, the parties hereto have caused this Amendment to be signed in duplicate on the dates indicated and shall be effective as of January 1, 2000.

                                            THE TRAVELERS LIFE & ANNUITY COMPANY
                                                THE TRAVELERS INSURANCE COMPANY

                                            By: -s- [ILLEGIBLE]
                                                --------------------------------
                                            Date: 1/4/2000


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                            By: -s- [ILLEGIBLE]
                                               ---------------------------------
                                            Date: 1/19/00

The Travelers Insurance Company and
The Travelers Life & Annuity Company
PrimElite Product
Treaty #103070 & #103071
Amendment No. 1 Effective 1/1/2000                               [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE D

                 Reinsurance Premiums Effective January 1, 2000

1. The Adjusted Aggregate Contract Value is the sum of the Contract Values in all of Travelers' variable annuities subject to this Agreement, minus Contract Values attributable to amounts in excess of the purchase amounts accepted by Connecticut General as described in Schedule A.

2. For all ages, the quarterly reinsurance premium due will be the equivalent to 2.20 (.000220) basis points (bps), or an annual flat rate of 8.8 (.00088) basis points times the Adjusted Aggregate Contract Value. If at any time, Travelers requests that Connecticut General hold a reserve that includes a provision for a one-third (1/3) drop in Contract Value, Connecticut General will hold such reserve, in exchange for an increase in the flat rate of two (2) basis points, resulting in an increased annual rate of 10.8 basis points. The increased rate will be charged only for the length of time that such reserve is held at Travelers' request.

The Travelers Insurance Company and
The Travelers Life & Annuity Company
PrimElite Product
Treaty #103070 & #103071
Amendment No. 1 Effective 1/1/2000                               [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                    SCHEDULE C-2

                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of this Contract as of the date it is issued and attached to the Contract.

The "DEATH BENEFITS PROVISIONS" section of the Contract is deleted and replaced with the following:

                            DEATH BENEFIT PROVISIONS

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a Contingent Annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the Owner is not the Annuitant, and the Owner (including the first of Joint Owners) dies before the Maturity Date with the Annuitant surviving. We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with "Owner". The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is younger than age 76 on the Contract Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

   a)   the Contract Value on the Death Report Date

   b) the total Purchase Payments less the total amount of any partial surrenders made under this Contract; or

   c)   the Step-Up Value (if any, as described below).

     STEP UP VALUE

     WHERE ANNUITANT WAS YOUNGER THAN AGE 67 ON THE CONTRACT DATE

     A Step-Up Value will be established on the eighth Contract date anniversary which occurs on or prior to the Death Report Date. The initial Step-Up Value will equal the Contract Value on that anniversary. Whenever a Purchase Payment is made, the Step-Up Value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. On each Contract Date anniversary that occurs before the Annuitant's 76(th) birthday and before the Annuitant's death, if the Contract Value is greater than the Step-Up Value, the Step-Up Value will be reset to equal the Contract Value on that date. If the Step-Up Value is greater than the Contract Value, the Step-Up Value will remain unchanged. The Step-Up Value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the Step-Up Value on or after the Annuitant's 76(th) birthday will be those related to additional Purchase Payments or partial surrenders as described above.

     WHERE ANNUITANT WAS AGE 67 THROUGH 75 ON THE CONTRACT DATE

     A Step-Up Value will be established on the eighth Contract date anniversary prior to the Death Report Date. The Step-Up Value will equal the Contract Value on that anniversary. Whenever a Purchase Payment is made, the Step-Up Value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the eighth Contract Date anniversary will be those related to additional Purchase Payments or partial surrenders as described above.

                                  SCHEDULE C-2

TL-22253

     PARTIAL SURRENDER REDUCTION

     The Partial Surrender is equal to 1) the Step-up Value in effect immediately prior to the reduction for the partial surrender, multiplied by
     2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.

If the Annuitant is age 76 or older on the Contract Date, the death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS AFTER THE MATURITY DATE

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.

                                  SCHEDULE C-2

TL-22253

INGER S. HARRINGTON, FSA, MAAA
Assistant Vice President and Actuary

                                                                 [CIGNA LOGO]

March 31, 1999
                                                         Routing Code R-26
                                                         900 Cottage Grove Rd.
                                                         Hartford, CT 06152-4026
                                                         Telephone 860-726-4516
                                                         Facsimile 860-726-5094

Mr. Paul H. Weissman, FSA, MAAA
Actuary
The Travelers Insurance Company
One Tower Square-7MS
Hartford, CT 06183-2309

BY FAX: 860.277.3092 AND CERTIFIED MAIL

Re: Notice of Termination of the Prime Elite Variable Annuity Guaranteed Death Benefit Reinsurance Treaty Between Connecticut General Life Insurance Company and The Travelers Insurance Company, dated June 30,1998 (the "Treaty").

Dear Mr. Weissman:

Connecticut General Life Insurance Company, through CIGNA Reinsurance Division ("CIGNA") is no longer assuming reinsurance of guaranteed death benefits or income benefits under variable annuity contracts.

This letter is CIGNA's notice of termination of the Treaty effective as of March 31, 2001, (the "Expiry Date"). In accordance with the termination provision of the Treaty, CIGNA will not reinsure new business issued on and after the Expiry Date. Under the Treaty, in force business will remain reinsured, but we are interested in discussing with you the conditions under which the parties may be willing to agree to a recapture of that business.

We recognize that this notice is being sent in advance of the date provided under the Treaty for termination. We hope that by providing this advance notice, you may be well positioned to obtain replacement reinsurance coverage in a timely manner.

Please let me know if we may have an opportunity to meet with you to discuss a possible recapture. If I can provide further assistance, or if you have questions about this letter, please call me at 860.726.4516, or Mike Adams at 860.726.7619.

Sincerely,

-s- Inger S. Harrington
-----------------------
Inger S. Harrington
Copy: M. Adams